UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

NATIONAL FUEL GAS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-3880 (Commission File Number)	13-1086010 (IRS Employer or Identification No.)

6363 Main Street, Williamsville, New York (Address of principal executive offices)	14221 (Zip Code)

Registrant's telephone number, including area code:	(716) 857-7000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

        On June 28, 2005, National Fuel Gas Company (the “Company”) issued a press release to announce that its wholly owned subsidiary, Horizon Energy Development B.V., had signed a definitive agreement to sell its majority interest in United Energy, a.s. to Czech Energy Holding, a.s. at a sale price of approximately US $116.3 million. The press release announcing the agreement to sell is filed as Exhibit 99.

        Neither the filing of the press release as an exhibit to this Current Report nor the inclusion in such press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at such internet address into this Current Report. The information available at the Company’s internet address is not part of this Current Report or any other report filed or furnished by the Company with the Securities and Exchange Commission.

Item 9.01      Financial Statements and Exhibits

(c) Exhibits

Exhibit 99	Press Release issued June 28, 2005 regarding agreement to sell assets in Czech Republic

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY By: /s/ Paula M. Ciprich Paula M. Ciprich General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release issued June 28, 2005 regarding agreement to sell assets in Czech Republic